Watch List Report
Date: 3/7/2005 9:57:33 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 ( records returned)
Watch List Report
Date: 3/7/2005 9:57:33 AM Deal Number: SASCO 2005-NC1 Report As of: 1/30/2005
Investor Ln Nbr
Loan Number
Servicer Name
Originator
Lien
Position
Aging/Delinquency
State
FICO(Date)
First Pmt
Last Paid Dt.
Valuation Method
Valuation Date
Orig. Value
Current Value
Orig. Amount
Current Bal
OLTV
LTV
BPO Var. %
Loan Type
Boarding Date
Sr/Jr Lien Bal
Status History
Page 1 of 1 ( records returned)